UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                               FORM 8-K


                        Current Report Pursuant
                     to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



     Date of Report (Date of Earliest Event Reported):  December 1, 2004



                 JMB/245 PARK AVENUE ASSOCIATES, LTD.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)


                               Illinois
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            (State or other jurisdiction of incorporation)


             #0-13545                          36-3265541
     ------------------------    ------------------------------------
     (Commission file number)    (I.R.S. Employer Identification No.)


     900 N. Michigan Ave., Chicago, Illinois               60611
     ----------------------------------------            ----------
     (Address of principal executive offices)            (Zip code)


                             312-440-4800
         ----------------------------------------------------
         (Registrant's telephone number, including area code)


                                  N/A
     -------------------------------------------------------------
     (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [  ]     Written communications pursuant to Rule 425 under the
           Securities Act (17 CFR 230.425)

  [  ]     Soliciting material pursuant to Rule 14a-12 under the
           Exchange Act (17 CFR 240.14a-12)

  [  ]     Pre-commencement communications pursuant to Rule 14d-2(b)
           under the Exchange Act (17 CFR 240.14d-2(b))

  [  ]     Pre-commencement communications pursuant to Rule 13e-4(c)
           under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01  ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     JMB/245 Park Avenue Associates, Ltd. (the "Partnership") has received advances from time to time commencing in April 2004 from JMB Realty Corporation ("JMB"), whose indirect, wholly owned subsidiary, JMB Park Avenue, Inc., is the Corporate General Partner of the Partnership. On December 1, 2004, the Partnership executed a promissory note (the "Note") payable on demand to JMB to evidence the advances made through that date, a total of $172,000, and additional advances, if any, that may be made in the future to the Partnership by JMB under the terms of the Note. Amounts advanced under the Note bear interest at the base rate announced from time to time by Bank of America (changing as and when such base rate changes) plus 1% per annum. Interest accrues and is payable at the end of each calendar quarter until demand for payment of the principal balance is made, at which time the outstanding principal balance and all accrued and unpaid interest on the Note will be due and payable. The obligations under the Note are without recourse to the Partnership and its partners, and JMB is required to seek payment solely out of the collateral pledged as security for the Note.

     The Partnership had previously entered into that certain Security Agreement (First Priority/Membership Interest) (the "Security Agreement") dated May 7, 2001, with JMB. Under the terms of the Security Agreement the Partnership granted a first priority security interest to JMB in, among other things, all of the Partnership's membership interests in JMB 245 Park Avenue Holding Company, LLC ("245 Park"), together with all rights to receive any distribution and to exercise any rights or remedies with respect to such membership interests and all proceeds and replacements of such membership interests (collectively, the "Collateral"). The Partnership holds a 99% membership interest in 245 Park, which owns an approximate 0.5%
general partner interest in Brookfield Financial Properties, L.P.   Under
the terms of the Security Agreement, the Collateral secures the Partner-ship's obligations to JMB under that certain Replacement Note #1 made payable on October 8, 2004, by the Partnership to JMB in the principal amount of approximately $3,482,000. Concurrently with the execution of the Note, the Partnership and JMB entered into an amendment (the "Amendment") to the Security Agreement that provides that all obligations under the Note are also secured by the first priority security interest in the Collateral. Under the terms of the Security Agreement as amended by the Amendment (collectively, the "Amended Security Agreement"), the obligations under the Note and Replacement Note #1 are cross-defaulted, so that a default under one of the notes will also be a default under the other note. In addition, under the Amended Security Agreement, the Partnership waives, to the extent permitted by law, certain protections and defenses with respect to the Note and the Collateral, including any statutory right that is in conflict with the terms of the Amended Security Agreement.

     The Partnership's future liquidity and ability to continue as a going concern are dependent upon additional advances from JMB, and there is no assurance that such advances will be made. JMB is under no obligation to make further advances under the Note or otherwise, and JMB has the right to require repayment at any time of the outstanding principal amount under the Note together with accrued and unpaid interest.














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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)   Exhibits

           4.1 Promissory Note made payable by JMB/245 Park Avenue Associates, Ltd. to JMB Realty Corporation, dated December 1, 2004, is filed herewith.

           4.2   First Amendment to Security Agreement (First
                 Priority/Membership Interest), by and between JMB/245 Park Avenue Associates, Ltd. and JMB Realty Corporation, dated December 1, 2004, is filed herewith.


























































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


                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            JMB/245 PARK AVENUE ASSOCIATES, LTD.

                            BY:   JMB Park Avenue, Inc.
                                  Corporate General Partner


                            By:   /s/ GAILEN J. HULL
                                  ------------------------------
                                  Gailen J. Hull, Vice President




Date:  December 7, 2004
















































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